United States

Securities And Exchange Commission

Washington, D.C. 20549

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FORM 8-A

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RECOM MANAGED SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	87-0441351 (I.R.S. Employer Identification No.)

4705 Laurel Canyon Boulevard, Suite 203
Studio City, California 91607
(818) 432-4560
 (Address Of Principal Executive Offices)
(Registrant’s Telephone Number)

Securities to be registered pursuant to Section 12(b) of the Act:

Common Stock, Par Value $0.001 (Title of each class to be so registered)	American Stock Exchange (Name of each exchange on which each class is to be registered)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box:    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box:    ☐

Securities Act registration statement file number to which this form relates: 333—122296

Securities to be registered pursuant to Section 12(g) of the Act:  None

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Item 1.

Description of Registrant’s Securities to be Registered

Information with respect to the Common Stock, par value $.001 per share, is incorporated herein by reference to the section captioned "Description of Capital Stock" in the registrant's prospectus included in the Registration Statement on Form SB-2 (Registration No. 333-122296), as amended (the "Registration Statement"), filed under the Securities Act of 1933, as amended, with the Securities and Exchange Commission (the "Commission") and declared effective February 14, 2005.  The Registration Statement was originally filed with the Commission on January 26, 2005 and amended on February 8, 2005 and February 10, 2005, and may hereafter be amended.  Any form of prospectus that constitutes part of the Registration Statement and is filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed incorporated herein by reference.

Item 2.

Exhibits

Under the instructions as to exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the registrant are registered with the American Stock Exchange and the Common Stock registered hereby is not being registered pursuant to Section 12(g) of the Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated at Studio City, California, this 3rd day of June, 2005.

RECOM MANAGED SYSTEMS, INC.
By:	/s/ Pamela Bunes
Pamela Bunes Chief Executive Officer and President (principal executive officer)

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